Exhibit 99.1

Contact:	Susan E. Moss
Senior Vice President, Marketing and Communications
(502) 596-7296

KINDRED HEALTHCARE ANNOUNCES AGREEMENT WITH VENTAS TO TRANSITION

OPERATIONS FOR NINE NON-STRATEGIC NURSING CENTERS

AND AMEND MASTER LEASES

LOUISVILLE, Ky. (December 29, 2014) – Kindred Healthcare, Inc. (“Kindred” or the “Company”) (NYSE:KND) today announced it has entered into an agreement with Ventas, Inc. (“Ventas”) (NYSE:VTR) to transition the operations under the leases for nine non-strategic nursing centers. Each lease will terminate when the operation of the nursing center is transferred to a new operator. The current lease term for eight of these nursing centers is scheduled to expire at the end of April 2018. The current lease term for the ninth of these nursing centers is scheduled to expire at the end of April 2020.

Kindred and Ventas have also reached agreements to modify provisions in the 2007 master leases to make them more consistent with Master Lease Agreement No. 5, the most recent master lease entered into between the parties, and to reimburse Ventas for certain deferred capital expenditures at healthcare facilities previously transferred to new operators. The Company will pay an aggregate of $40 million in connection with the agreements in January 2015, which payments are expected to be tax deductible.

The nine nursing centers where operations will be transferred contain 903 licensed nursing center beds and generated revenues of approximately $65 million for the year ended December 31, 2013. The current annual rent for these facilities approximates $10 million. The Company will continue to operate these facilities until operations are transferred, but their operating results will be reflected in discontinued operations through the expiration of the lease term. If such transfers are not completed by December 31, 2015, Kindred’s base rent obligations for such facilities will decrease by 50% until the transfers are complete. These transactions are expected to be nominally accretive to both the Company’s consolidated earnings per diluted share in 2014 and its lease adjusted leverage.

Paul J. Diaz, Chief Executive Officer of the Company, said, “We are pleased to have negotiated a mutually beneficial transaction with Ventas that allows us to dispose of additional non-strategic nursing center operations. As we have in the past, we will work cooperatively with Ventas as it finds suitable tenants for these facilities and effectuate an orderly transition of our patients, employees and operations to the new tenants.”

Additional information regarding the master lease agreements is contained in the Company’s Form 10-K for the year ended December 31, 2013 and copies of the master lease agreements filed with the Securities and Exchange Commission (the “SEC”).

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680 South Fourth Street         Louisville, Kentucky 40202

502.596.7300         www.kindredhealthcare.com

Kindred Healthcare Announces Agreement With Ventas to Transition Operations for Nine Non-Strategic Nursing Centers and Amend Master Leases

December 29 2014

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding the Company’s expected future financial position, results of operations, cash flows, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management and statements containing the words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “would,” “should,” “will,” “intend,” “may,” “potential,” “upside,” and other similar expressions, are forward-looking statements. Statements in this press release concerning the Company’s business outlook or future economic performance, anticipated profitability, revenues, expenses, dividends or other financial items, and product or services line growth, together with other statements that are not historical facts, are forward-looking statements that are estimates reflecting the best judgment of the Company based upon currently available information.

Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from the Company’s expectations as a result of a variety of factors. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company’s actual results, performance or plans to differ materially from any future results, performance or plans expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors detailed from time to time in the Company’s filings with the SEC.

In addition to the factors set forth above, other factors that may affect the Company’s plans, results or stock price are set forth in the Company’s Annual Report on Form 10-K and in its reports on Forms 10-Q and 8-K.

Many of these factors are beyond the Company’s control. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

About Kindred Healthcare

Kindred Healthcare, Inc., a top-150 private employer in the United States, is a FORTUNE 500 healthcare services company based in Louisville, Kentucky with annual revenues of $5 billion and approximately 62,600 employees in 47 states. At September 30, 2014, Kindred through its subsidiaries provided healthcare services in 2,376 locations, including 97 transitional care hospitals, five inpatient rehabilitation hospitals, 99 nursing centers, 22 sub-acute units, 152 Kindred at Home hospice, home health and non-medical home care locations, 102 inpatient rehabilitation units (hospital-based) and a contract rehabilitation services business, RehabCare, which served 1,899 non-affiliated facilities. Ranked as one of Fortune magazine’s Most Admired Healthcare Companies for six years in a row, Kindred’s mission is to promote healing, provide hope, preserve dignity and produce value for each patient, resident, family member, customer, employee and shareholder we serve. For more information, go to www.kindredhealthcare.com. You can also follow us on Twitter and Facebook.

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